Adamis Pharmaceuticals Corporation S-1

Exhibit 5.1

Weintraub Tobin Chediak Coleman Grodin

400 Capitol Mall, Suite 1100

Sacramento, CA 95814

July 13, 2023

Adamis Pharmaceuticals Corporation

11682 El Camino Real, Suite 300

San Diego, CA 92103

Ladies and Gentlemen:

We have acted as counsel to Adamis Pharmaceuticals Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), by the Company with respect to the offer and sale of: (i) up to 4,651,163 units, each unit consisting of one share (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Common Warrants” and such shares of Common Stock as are issuable upon the exercise of the Warrants, the “Common Warrant Shares”), and (ii) up to 4,651,163 pre-funded units, each pre-funded unit consisting of one pre-funded warrant (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”) and one Common Warrant (the Common Warrant Shares and Pre-Funded Warrant Shares referred to as the “Warrant Shares,” and together with the Shares, Pre-Funded Warrants and Common Warrants, the “Securities”). The Securities are to be sold by the Company pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) to be entered into by and among the Company and the purchaser parties thereto. As described in the prospectus forming a part of the Registration Statement (the “Prospectus”), for each pre-funded unit the Company sells, the number of Shares offered will be decreased on a one-for-one basis.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of (i) the Registration Statement and Prospectus, (ii) the Company’s Restated Certificate of Incorporation as currently in effect, (iii) the Company’s Bylaws as currently in effect, (iv) the form of Securities Purchase Agreement filed as an exhibit to the Registration Statement, (v) the form of Warrant Agency Agreement filed as an exhibit to the Registration Statement, (vi) the form of Common Warrant filed as an exhibit to the Registration Statement, (vii) the form of Pre-Funded Warrant filed as an exhibit to the Registration Statement, (vii) the form of Placement Agency Agreement filed as an exhibit to the Registration Statement, and (viii) such other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed without verification (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, including electronic signatures, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, and (vii) the accuracy, completeness and authenticity of certificates of public officials.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the exercise prices of the Warrants will not be or adjusted to be an amount below the par value per share of the shares of Common Stock.

July 13, 2023

As to factual matters, we have relied upon the documents furnished to us by the Company, the certificates and other comparable documents of officers and representatives of the Company, statements made to us in discussions with the Company’s management and certificates of public officials, without independent verification of their accuracy.

We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law, and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)  We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) waivers by the Company of any statutory or constitutional rights or remedies, (c) restricts non-written modifications and waivers, (d) relates to exclusivity, election or accumulation of rights or remedies, or (e) provides that provisions of the Securities Purchase Agreement and the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable. In addition, we draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

(iv) We express no opinion as to compliance with any federal securities laws.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

(1) The Shares to be issued and sold by the Company have been duly authorized for issuance and, following the execution and delivery of the Securities Purchase Agreement and when the Shares are issued and paid for in accordance with the terms and conditions of the Registration Statement and Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock.

(2) The Warrants to be issued and sold by the Company have been duly authorized for issuance, and, when issued and paid for in accordance with the terms and conditions of the Registration Statement and Securities Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

July 13, 2023

(3) The Warrant Shares to be issued by the Company upon exercise of the Warrants have been duly validly authorized and reserved for issuance and, when issued in accordance with the terms of the Registration Statement, Warrants and the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

This opinion has been prepared solely for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Weintraub Tobin Chediak Coleman Grodin Law Corporation

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN LAW CORPORATION